EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3, of our report relating to the consolidated financial statements and related financial statement schedule of Cogdell Spencer Inc. and subsidiaries for the year ended December 31, 2008, dated March 16, 2009 (November 13, 2009 as to the effects of the adoption of SFAS No. 160, as discussed in Note 2) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company changing its method of accounting for noncontrolling interests in 2006, 2007 and 2008) and our report relating to the effectiveness of Cogdell Spencer Inc.’s internal control over financial reporting as of December 31, 2008, dated March 16, 2009, appearing in the Current Report on Form 8-K, dated November 13, 2009, of Cogdell Spencer Inc., and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Deloitte & Touche LLP
McLean, Virginia
November 13, 2009